UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

MATTSON TECHNOLOGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-24838	77-0208119
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of Principal Executive Offices including Zip Code)
(510) 657-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matter to a Vote of Security Holders

Mattson Technology, Inc.’s (the “Company”) special meeting of stockholders (the "Special Meeting") was held on March 23, 2016. Stockholders voted on the following three matters and cast their votes as set forth below. There were 75,445,708 shares issued, outstanding and eligible to vote at the Special Meeting.

1.
The stockholders approved the adoption of the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 1, 2015, by and between Beijing E-town Dragon Semiconductor Industry Investment Center (Limited Partnership), a People’s Republic of China limited partnership (“Parent”), and the Company, as joined by Dragon Acquisition Sub, Inc., a Delaware corporation and a subsidiary of Parent. The voting results were as follows:

Votes for Approval	56,334,633
Votes Against	333,731
Abstentions	69,041

2.
The stockholders approved the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. The voting results were as follows:

Votes for Approval	53,778,787
Votes Against	2,904,216
Abstentions	54,402

3.
The stockholders approved, on a non-binding, advisory basis, compensation that will or may become payable to the Company’s named executive officers in connection with the merger. The voting results were as follows:

Votes for Approval	50,289,542
Votes Against	6,230,439
Abstentions	217,424

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	March 23, 2016 Press Release by Mattson Technology, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 23, 2016

By: /s/ TYLER PURVIS
Tyler Purvis Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

Index to Exhibits

Exhibit	Description
99.1	March 23, 2016 Press Release by Mattson Technology, Inc.